NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE     CONTACT:    Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. Berkley Corporation Reports Second Quarter Results
Net Premiums Written Grew 16.9% to a Quarterly Record of $2.6 Billion;
Operating Income Increased 43.0%

Greenwich, CT, July 21, 2022 - W. R. Berkley Corporation (NYSE: WRB) today reported its second quarter 2022 results.
Summary Financial Data
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2022	2021	2022	2021

Gross premiums written	$3,052,401	$2,661,236	$5,912,237	$5,145,948
Net premiums written	2,585,635	2,212,181	4,998,889	4,262,219

Net income to common stockholders	179,322	237,238	769,960	466,763
Net income per diluted share (2)	0.64	0.85	2.76	1.66

Operating income (1)	313,359	219,059	619,827	420,840
Operating income per diluted share (2)	1.12	0.78	2.22	1.50

Return on equity (3)	10.8%	15.0%	23.1%	14.8%
Operating return on equity (1) (3)	18.8%	13.9%	18.6%	13.3%

(1)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses) and related expenses.
(2)The 2021 per share amounts were restated for comparative purposes to reflect the 3-for-2 common stock split effected on March 23, 2022.
(3)Return on equity and operating return on equity represent net income and operating income, respectively, expressed on an annualized basis as a percentage of beginning of year common stockholders’ equity.

W. R. Berkley Corporation        2

Second quarter highlights included:
•Record gross and net premiums written grew 14.7% and 16.9% to $3.1 billion and $2.6 billion, respectively.
•Underwriting income increased 32.6% to $268.2 million.
•The current accident year combined ratio before catastrophe losses of 2.5 loss ratio points was 86.2%.
•The reported combined ratio was 88.6%, including catastrophe losses of $57.9 million.
•Net investment income for the core portfolio grew 29.7%.
•Total capital returned to shareholders was $159.2 million, consisting of $132.7 million of special dividends and $26.5 million of regular dividends.
•Operating return on equity of 18.8%.

The Company commented:
The Company reported excellent results for the second quarter of 2022, principally due to strong underwriting income, with an 88.6% combined ratio and an 18.8% annualized operating return on beginning stockholders’ equity. The short duration of our investment portfolio tempered the impact of rising interest rates on the value of the Company’s fixed-maturity securities and consequently its book value.
Net premiums written grew by nearly 17% as market conditions remained favorable for most lines of business. The majority of our businesses expanded, particularly in the E&S and specialty markets. After several years of compounding rate, most of our businesses are achieving or exceeding our target return on equity, and we are placing greater emphasis on exposure growth. In addition, this growth has driven further improvement in our expense ratio.
Core net investment income grew nearly 30% due primarily to higher yields. Our investment funds, which are reported on a one-quarter lag, performed well despite challenging equity markets in the first quarter of 2022. We expect investment income will benefit further as interest rates continue to move higher.
The Company is performing exceptionally well. Our results demonstrate how our strategy and execution translate into consistently superior long-term risk-adjusted returns and value creation. Our talented team is well-prepared and our underwriting and investment portfolios remain well-positioned for the uncertainties and challenges of today’s environment, including inflation. We continue to be optimistic about the remainder of 2022 and beyond.

W. R. Berkley Corporation        3
Webcast Conference Call
    The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on July 21, 2022, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at https://ir.berkley.com/events-and-presentations/default.aspx. Please log on at least ten minutes early to register and download and install any necessary software. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call. Additional financial information can be found on the Company's website at https://ir.berkley.com/investor-relations/financial-information/quarterly-results/default.aspx.
About W. R. Berkley Corporation
    Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance & Monoline Excess.

W. R. Berkley Corporation        4
Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2022 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts, including claims for cybersecurity-related risks; natural and man-made catastrophic losses, including as a result of terrorist activities; the ongoing COVID-19 pandemic; the impact of climate change, which may alter the frequency and increase the severity of catastrophe events; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response, on our results and financial condition; foreign currency and political risks (including those associated with the United Kingdom's withdrawal from the European Union, or "Brexit") relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2019; the ability or willingness of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or cyber security issues; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2022 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

# # #

W. R. Berkley Corporation        5
Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2022	2021	2022	2021
Revenues:
Net premiums written	$2,585,635	$2,212,181	$4,998,889	$4,262,219
Change in unearned premiums	(228,477)	(240,557)	(392,645)	(440,639)
Net premiums earned	2,357,158	1,971,624	4,606,244	3,821,580
Net investment income	171,574	168,187	345,086	326,764
Net investment (losses) gains:
Net realized and unrealized (losses) gains on investments	(163,935)	20,461	205,947	72,219
Change in allowance for credit losses on investments	(7,620)	3,603	(11,237)	(13,316)
Net investment (losses) gains	(171,555)	24,064	194,710	58,903
Revenues from non-insurance businesses	128,421	109,122	226,197	196,552
Insurance service fees	26,393	22,256	54,344	48,064
Other Income	896	833	1,716	1,092
Total Revenues	2,512,887	2,296,086	5,428,297	4,452,955
Expenses:
Loss and loss expenses	1,435,817	1,203,647	2,775,069	2,325,238
Other operating costs and expenses	699,819	647,705	1,413,718	1,263,973
Expenses from non-insurance businesses	122,966	106,698	217,822	192,989
Interest expense	31,723	38,096	66,693	74,747
Total expenses	2,290,325	1,996,146	4,473,302	3,856,947
Income before income tax	222,562	299,940	954,995	596,008
Income tax expense	(43,095)	(62,262)	(182,499)	(126,614)
Net Income before noncontrolling interests	179,467	237,678	772,496	469,394
Noncontrolling interest	(145)	(440)	(2,536)	(2,631)
Net income to common stockholders	$179,322	$237,238	$769,960	$466,763

Net income per share (1):
Basic	$0.65	$0.85	$2.78	$1.68
Diluted	$0.64	$0.85	$2.76	$1.66

Average shares outstanding (1) (2):
Basic	276,815	277,733	276,794	277,763
Diluted	279,525	280,659	279,327	280,478

(1)The 2021 per share amounts were restated for comparative purposes to reflect the 3-for-2 common stock split effected on March 23, 2022.
(2)Basic shares outstanding consist of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust). Diluted shares outstanding consist of the weighted average number of basic and common equivalent shares outstanding during the period.

W. R. Berkley Corporation        6
Business Segment Operating Results
(Amounts in thousands, except ratios) (1)

	Second Quarter		Six Months
	2022	2021	2022	2021
Insurance:
Gross premiums written	$2,771,665	$2,421,846	$5,256,464	$4,561,859
Net premiums written	2,326,125	1,994,212	4,399,416	3,734,036
Net premiums earned	2,070,157	1,727,202	4,032,991	3,332,181
Pre-tax income	347,461	291,290	729,873	548,399
Loss ratio	61.0%	61.4%	60.3%	61.3%
Expense ratio	27.7%	28.5%	27.9%	28.9%
GAAP Combined ratio	88.7%	89.9%	88.2%	90.2%

Reinsurance & Monoline Excess:
Gross premiums written	$280,736	$239,390	$655,773	$584,089
Net premiums written	259,510	217,969	599,473	528,183
Net premiums earned	287,001	244,422	573,253	489,399
Pre-tax income	92,177	74,794	149,805	143,443
Loss ratio	60.4%	58.2%	60.2%	57.4%
Expense ratio	27.4%	30.4%	28.4%	30.6%
GAAP Combined ratio	87.8%	88.6%	88.6%	88.0%

Corporate and Eliminations:
Net investment (losses) gains	$(171,555)	$24,064	$194,710	$58,903
Interest expense	(31,723)	(38,096)	(66,693)	(74,747)
Other expenses	(13,798)	(52,112)	(52,700)	(79,990)
Pre-tax (loss) gain	(217,076)	(66,144)	75,317	(95,834)

Consolidated:
Gross premiums written	$3,052,401	$2,661,236	$5,912,237	$5,145,948
Net premiums written	2,585,635	2,212,181	4,998,889	4,262,219
Net premiums earned	2,357,158	1,971,624	4,606,244	3,821,580
Pre-tax income	222,562	299,940	954,995	596,008
Loss ratio	60.9%	61.0%	60.2%	60.8%
Expense ratio	27.7%	28.7%	28.0%	29.1%
GAAP Combined ratio	88.6%	89.7%	88.2%	89.9%

(1)Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

W. R. Berkley Corporation        7
Supplemental Information
(Amounts in thousands)

	Second Quarter		Six Months
	2022	2021	2022	2021
Net premiums written:
Other liability	$878,120	$727,384	$1,708,187	$1,401,416
Short-tail lines (1)	484,849	391,778	878,767	716,830
Workers' compensation	330,721	315,638	634,141	602,362
Commercial automobile	335,451	279,204	614,978	527,771
Professional liability	296,984	280,208	563,343	485,657
Total Insurance	2,326,125	1,994,212	4,399,416	3,734,036
Casualty reinsurance	189,983	156,216	388,138	331,081
Monoline excess	24,228	23,664	116,764	109,172
Property reinsurance	45,299	38,089	94,571	87,930
Total Reinsurance & Monoline Excess	259,510	217,969	599,473	528,183
Total	$2,585,635	$2,212,181	$4,998,889	$4,262,219

Current accident year losses from catastrophes (including COVID-19 related losses):
Insurance	$39,891	$36,803	$50,658	$69,632
Reinsurance & Monoline Excess	18,000	7,162	36,065	10,162
Total	$57,891	$43,965	$86,723	$79,794

Net Investment income:
Core portfolio (2)	$133,587	$102,961	$245,899	$203,528
Investment funds	33,861	61,311	85,874	100,246
Arbitrage trading account	4,126	3,915	13,313	22,989
Total	$171,574	$168,187	$345,086	$326,764

Net realized and unrealized (losses) gains on investments:
Net realized (losses) gains on investments	$(32,405)	$38,700	$244,264	$114,793
Change in unrealized losses on equity securities	(131,530)	(18,239)	(38,317)	(42,574)
Total	$(163,935)	$20,461	$205,947	$72,219

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$653,093	$565,733	$1,288,547	$1,111,483
Insurance service expenses	23,890	21,789	46,356	42,575
Net foreign currency gains	(39,827)	(1,125)	(43,995)	(6,719)
Debt extinguishment costs	—	7,903	—	11,520
Other costs and expenses	62,663	53,405	122,810	105,114
Total	$699,819	$647,705	$1,413,718	$1,263,973

Cash flow from operations	$527,971	$384,819	$1,005,653	$695,809

Reconciliation of net income to operating income:
Net income	$179,322	$237,238	$769,960	$466,763
Pre-tax investment losses (gains), net of related expenses	171,555	(23,271)	(190,056)	(56,573)
Income tax (benefit) expense	(37,518)	5,092	39,923	10,650
Operating income after-tax (3)	$313,359	$219,059	$619,827	$420,840

(1)Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.
(2)Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(3)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses). Net investment gains (losses) are computed net of related expenses, including performance-based compensatory costs associated with realized investment gains. Management believes this measurement provides a useful indicator of trends in the Company’s underlying operations.

W. R. Berkley Corporation        8
Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	June 30, 2022	December 31, 2021

Net invested assets (1)	$23,545,192	$23,705,508
Total assets	32,692,447	32,047,876
Reserves for losses and loss expenses	16,145,821	15,390,888
Senior notes and other debt	1,832,273	2,259,416
Subordinated debentures	1,008,011	1,007,652
Common stockholders' equity (2)	6,514,485	6,653,011
Common stock outstanding (3) (4)	265,273	265,171
Book value per share (4) (5)	24.56	25.09
Tangible book value per share (4) (5)	23.60	24.27

(1)Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.
(2)As of June 30, 2022, reflected in common stockholders' equity are after-tax unrealized investment losses of $670 million and unrealized currency translation losses of $360 million. As of December 31, 2021, after-tax unrealized investment gains were $91 million and unrealized currency translation losses were $373 million.
(3)During the six months ended June 30, 2022, the Company did not repurchase any shares of its common stock. The number of shares of common stock outstanding excludes shares held in a grantor trust.
(4)The 2021 per share amounts were restated for comparative purposes to reflect the 3-for-2 common stock split effected on March 23, 2022.
(5)Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

W. R. Berkley Corporation        9
Investment Portfolio
June 30, 2022
(Amounts in thousands, except percentages)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$720,914	3.1%
State and municipal:
Special revenue	1,867,636	7.9%
Local general obligation	416,940	1.8%
State general obligation	414,939	1.7%
Pre-refunded	203,899	0.9%
Corporate backed	160,208	0.7%
Total state and municipal	3,063,622	13.0%
Mortgage-backed securities:
Agency	821,398	3.5%
Commercial	405,597	1.7%
Residential - Prime	250,052	1.1%
Residential - Alt A	4,207	0.0%
Total mortgage-backed securities	1,481,254	6.3%
Asset-backed securities	4,292,488	18.2%
Corporate:
Industrial	3,215,637	13.7%
Financial	1,811,661	7.7%
Utilities	422,101	1.8%
Other	239,726	1.0%
Total corporate	5,689,125	24.2%
Foreign government	1,604,111	6.8%
Total fixed maturity securities (1)	16,851,514	71.6%
Equity securities available for sale:
Common stocks	932,672	4.0%
Preferred stocks	222,654	0.9%
Total equity securities available for sale	1,155,326	4.9%
Investment funds (3)	1,701,478	7.2%
Real estate	1,304,094	5.5%
Cash and cash equivalents (2)	1,277,294	5.4%
Arbitrage trading account	1,142,003	4.9%
Loans receivable	113,483	0.5%
Net invested assets	$23,545,192	100.0%

(1)Total fixed maturity securities had an average rating of AA- and an average duration of 2.4 years, including cash and cash equivalents.
(2)Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.
(3)Investment funds are net of related liabilities of $0.8 million.